UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2020

HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction	814-00939 (Commission	45-3999996 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas (Address of principal executive offices)		77056-6118 (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

     Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Suspension of Share Repurchase Program

Recent market events caused by the global outbreak of COVID-19 (more commonly known as the Coronavirus), have impacted the financial markets and significantly disrupted U.S. and global economies. In light of the current uncertainty surrounding the ultimate impact of the COVID-19 pandemic on the global financial markets and our portfolio specifically, on March 31, 2020, the board of directors (the "Board") of HMS Income Fund, Inc. (the "Company") unanimously approved a temporary suspension of the Company’s share repurchase program commencing with the second quarter of 2020. The Board determined that it was in the best interest of the Company to suspend the share repurchase program in order to preserve financial flexibility and liquidity given the potential prolonged impact of COVID-19. Share repurchases for future quarters will be reevaluated by the Board based on circumstances and expectations at the time of consideration.

Change in Reinvestment Purchase Price

On March 31, 2020, the Company decreased the price at which it issues shares of its common stock (the “Reinvestment Purchase Price”) under its distribution reinvestment plan (the “DRP”) from $7.80 to $6.65, effective as of the distribution payable on April 1, 2020. As previously disclosed by the Company, the Reinvestment Purchase Price is determined by the Board or a committee thereof, in its sole discretion, such that it is (i) not less than the net asset value per share of common stock determined in good faith by the Board or a committee thereof, in its sole discretion, within forty-eight hours prior to the payment of a distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share. The purpose of this decrease is to ensure that the Company does not issue shares under the DRP at a price per share that is more than 2.5% greater than the NAV Per Share, which includes the Company's best estimates of the valuations of the Company’s portfolio investments based upon information available as of the date of the determination. Such information is inherently uncertain, especially given the current volatile financial markets resulting from COVID-19. The estimates are subject to completion of the Company’s customary closing and review procedures, including the determination of the fair value pursuant to the Company’s valuation policy and procedures which will be determined and disclosed in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2020, which is expected to be filed with the Securities and Exchange Commission on or before May 15, 2020. Accordingly, those results could differ materially from the current estimates due to additional and updated information available at that time. There can be no assurance that market conditions will not worsen in the future nor the impact of such conditions on the Company and the NAV Per Share.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

April 2, 2020	By:	/s/ Jeffrey S. Folkerts
Name: Jeffrey S. Folkerts
Title: Chief Accounting Officer and Treasurer